EXHIBIT 32.2

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Siguler Guff Small Business Credit Opportunities Fund, Inc. (the “Registrant”) on Form 10-Q for the period ended June 30, 2017, as filed with the Securities Exchange Commission on the date hereof (the “Report”), I, Jun Isoda, Chief Financial Officer and Treasurer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

August 11, 2017	By:	/s/ Jun Isoda
	Name:	Jun Isoda
	Title:	Chief Financial Officer and Treasurer